EXHIBIT 14(a)

[SUTHERLAND ASBILL & BRENNAN LLP]

THOMAS E. BISSET

DIRECT LINE: 202.383.0118

Internet: thomas.bisset@sutherland.com

April 28, 2011

American Family Life Insurance Company

6000 American Parkway

Madison, WI 53783

Re: American Family Variable Account I

       (File No. 333-147408)

Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 4 to the Registration Statement on Form N-6 for American Family Variable Account I (File No. 333-147408). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

/s/ Thomas E. Bisset
Thomas E. Bisset